UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission File Number)	45-3691816 (I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2014, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates”), entered into a Purchase and Sale Agreement (the “Agreement”) with Baseline Energy Resources, LLC (the “Buyer”), pursuant to which Midstates Sub agreed to sell all of Midstates Sub’s ownership interest in developed and undeveloped acreage in the DeQuincy area of Beauregard and Calcasieu Parishes, Louisiana to the Buyer for an aggregate purchase price of $90 million (the “Transaction”). The aggregate purchase price consists of (i) $80 million in cash, subject to standard post-closing adjustments, (ii) a 10% overriding royalty interest on all future production from the conveyed properties (other than existing production from proved developed producing wells), which is capped at $8 million, and (iii) up to $2 million for future gas volumes transported on the El Grande Pipeline included in the transaction that exceed certain specified levels.  The Agreement has an effective date of April 1, 2014 and is expected to close in November 2014, subject to title and environmental due diligence being performed by the Buyer and the satisfaction of the other customary closing conditions.  The parties have made customary representations, warranties and covenants in the Agreement.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been filed as an exhibit to this current report to provide investors and security holders with more complete information regarding its terms. It is not intended to provide any other factual information about Midstates, Midstates Sub or the Buyer. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Midstates, Midstates Sub or the Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Midstates.

Item 7.01 Regulation FD Disclosure.

On October 6, 2014, Midstates issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement and the transactions contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Midstates believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Midstates’s control that could affect Midstates’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Midstates’s filings with the SEC for additional discussion of risks and uncertainties that may affect Midstates’s actual future results. Midstates undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of October 2, 2014, by and among Midstates Petroleum Company LLC and Baseline Energy Resources, LLC.

99.1	Press Release, dated October 6, 2014.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: October 7, 2014	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of October 2, 2014, by and among Midstates Petroleum Company LLC and Baseline Energy Resources, LLC.

99.1	Press Release, dated October 6, 2014.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.